UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 5, 2025, Christine Day informed Kohl’s Corporation (the “Company”) that she had determined to resign as a member of the Company’s Board of Directors (the “Board”). Ms. Day’s decision was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

As a result of Ms. Day’s decision, the Board has determined to withdraw her nomination for reelection as a director of the Company at the Company’s annual meeting of shareholders to be held on May 14, 2025. Any votes cast in favor of Ms. Day’s election will not be given effect. The Board has also reduced the number of directors constituting the Board from 11 to 10.

Item 8.01.	Other Events

In connection with Michael J. Bender’s appointment as Interim Chief Executive Officer of the Company, he will no longer serve as Chair of the Board in accordance with the Company’s Corporate Governance Guidelines, as previously disclosed. On May 7, 2025, the Board appointed John E. Schlifske to serve as the independent Chair of the Board effective immediately.

Also on May 7, 2025, the Board formed a CEO search committee to oversee the search for a new CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2025		KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary